Exhibit 5.1

1114 Avenue of the Americas 23rd Floor New York, New York 10036.7703 USA Tel 212.880.6000 Fax 212.682.0200 www.torys.com

January 21, 2022

Brookfield Infrastructure Partners L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

BIP Bermuda Holdings I Limited

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield Infrastructure L.P.

73 Front Street, 5th Floor

Hamilton, HM 12, Bermuda

Brookfield Infrastructure Finance ULC

4600-525 8th Avenue S.W.

Calgary, Alberta, Canada T2P 1G1

Brookfield Infrastructure Holdings (Canada) Inc.

Suite 300, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

Brookfield Infrastructure US Holdings I Corporation

250 Vesey Street, 15th Floor

New York, New York, United States 10281

BIPC Holdings Inc.

Suite 300, 181 Bay Street

Toronto, Ontario, Canada M5J 2T3

RE: BIP Bermuda Holdings I Limited – 5.125% Perpetual Subordinated Notes Guaranteed by Brookfield Infrastructure Partners L.P. and the other guarantors referred to below

Registration Statement on Form F-3 (File Nos. 333-262098, 333-262098-01, 333-262098-02, 333-262098-03, 333-262098-04, 333-262098-05 and 333-262098-06)

Ladies and Gentlemen:

We have acted as special New York, Ontario and Alberta counsel for Brookfield Infrastructure Partners L.P., an exempted limited partnership organized under the laws of Bermuda (“BIP”), BIP Bermuda Holdings I Limited, a Bermuda exempted company (“Bermuda Holdco”), Brookfield Infrastructure L.P., an exempted limited partnership organized under the laws of Bermuda (“BILP”), Brookfield Infrastructure Finance ULC, an unlimited liability company organized under the laws of Alberta, Canada (the “Alberta Finco”), Brookfield Infrastructure Holdings (Canada) Inc., a corporation organized under the laws of Ontario, Canada (“Can Holdco”), Brookfield Infrastructure US Holdings I Corporation, a corporation organized under the laws of Delaware (“US Holdco”) and BIPC Holdings Inc., a corporation organized under the laws of Ontario, Canada (“BIPC Holdings”, and together with BIP, BILP, Alberta Finco, Can Holdco and US Holdco, the “Guarantors” and together with Bermuda Holdco, the “Registrants”) in connection with the offering by Bermuda Holdco of US$300,000,000 aggregate principal amount of its 5.125% Perpetual Subordinated Notes (the “Notes”), guaranteed, on a subordinated basis, fully and unconditionally by BIP, and guaranteed by the other Guarantors (the “Guarantees” and together with the Notes, the “Securities”), pursuant to a prospectus supplement, dated as of January 11, 2022 (the “Prospectus Supplement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to the Registration Statement on Form F-3 (File Nos. 333-262098, 333-262098-01, 333-262098-02, 333-262098-03, 333-262098-04, 333-262098-05 and 333-262098-06) (as so amended, the “Registration Statement”). The Securities are to be sold pursuant to the underwriting agreement, dated as of January 11, 2022 (the “Underwriting Agreement”) among Bermuda Holdco, the Guarantors and the underwriters named in Schedule 1 therein (the “Underwriters”), and issued pursuant to the provisions of the indenture, dated as of January 21, 2022 (the “Base Indenture”) among Bermuda Holdco as the issuer, the Guarantors, as guarantors, Computershare Trust Company of Canada (the “Canadian Trustee”) and Computershare Trust Company N.A. (the “U.S. Trustee” and together with the Canadian Trustee, the “Trustees”), and the First Supplemental Indenture thereto, dated as of January 21, 2022 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among Bermuda Holdco, the Guarantors and the Trustees.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and directors, as the case may be, and officers of the Registrants (including the general partner of BIP) that we reviewed were and are accurate, (vi) all representations made by the Registrants as to matters of fact in the documents that we reviewed were and are accurate, and (vii) the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustees. We have also assumed that each of BIP, BILP and Bermuda Holdco is (i) validly existing, (ii) has the requisite power to enter into the Indenture and, in the case of Bermuda Holdco, to execute and deliver the Notes, (iii) has duly authorized entering into the Indenture and, in the case of Bermuda Holdco, the execution and delivery of the Notes and (iv) has duly executed and delivered the Indenture and, in the case of Bermuda Holdco, the Notes, in each case, under the laws of Bermuda.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will constitute valid and binding obligations of Bermuda Holdco, and the Guarantees thereof will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the delivery of any Securities, (i) the effectiveness of the Registration Statement has not been terminated or rescinded; (ii) the Indenture remains qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (iii) all corporate or other action required to be taken to duly authorize the issuance of the Securities and any related documentation shall have been duly completed by Bermuda Holdco and each of the Guarantors (other than Alberta Finco, Can Holdco, US Holdco and BIPC Holdings), and shall remain in full force and effect; (iv) the Base Indenture, the Supplemental Indenture and the Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of Bermuda Holdco and the Guarantors); and (v) there shall not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the execution, delivery and performance by Bermuda Holdco and the Guarantors of any Securities (a) require no action by or in respect of, or filing with, any governmental body, agency or official, except as has been obtained under the Securities Act and the Trust Indenture Act; and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation (although, for greater certainty, we have not made any such assumptions with respect to the Applicable Laws (as defined below)) or any judgment, injunction, order or decree or any agreement or other instrument binding upon Bermuda Holdco and the Guarantors.

We are qualified to practice law in the Province of Alberta, the Province of Ontario and the State of New York, and we do not express any opinion with respect to the laws of any jurisdiction other than (a) the laws of the Province of Alberta, (b) the laws of the Province of Ontario, (c) the laws of the State of New York and (d) the Delaware General Corporation Law (the “DGCL”) (collectively, the “Applicable Laws”). Notwithstanding the foregoing and our opinions above, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the Indenture or the issuance and sale of the Securities.

All opinions expressed in this letter concerning the laws of the Province of Ontario and the laws of Canada applicable therein have been given by members of the Law Society of Ontario. For purposes of the above-mentioned opinions concerning the laws of the Province of Alberta and the laws of Canada applicable therein, such opinions have been given by members of The Law Society of Alberta. For purposes of the above-mentioned opinions concerning the laws of the State of New York, the DGCL and the Federal laws of the United States of America, the opinions have been given by members of the New York State Bar.

We hereby consent to the filing of this opinion letter as an exhibit to a report on Form 6-K to be filed by BIP on the date hereof and its incorporation by reference into the Registration Statement as Exhibit 5.1 to Form F-3 thereof and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Torys LLP